UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): September 12, 2014 (September 11, 2014)

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, in response to recently enacted changes to the Puerto Rico Internal Revenue Code, specifically, Act 77 of 2014 (“Act 77”), the Compensation Committee of the Company’s Board of Directors (the “Committee”) decided to accelerate the vesting of certain stock options held by certain officers that otherwise would have vested in 2015. Act 77 temporarily reduces the income tax rate payable by Puerto Rican taxpayers with respect to certain types of income, including income attributable to stock options. The reduced income tax rate expires on October 31, 2014.

The Committee determined that it is in the best interests of the Company to take advantage of the tax incentives created by Act 77 by accelerating the vesting of certain stock options held by certain officers. The officers whose stock options are being accelerated did not receive any equity compensation awards for 2014. The Committee made this determination after consulting with Frederic W. Cook & Co., Inc., the Committee’s compensation consultant, regarding the economic, accounting and tax implications of the accelerated vesting. The advantages of the acceleration of the vesting of the stock options include the potential for an accelerated tax deduction for the Company for the compensation attributable to the stock options.

Vesting will be accelerated to October 1, 2014 for the stock options that were scheduled to vest in 2015. Stock options that are scheduled to vest beyond 2015 will not be affected.

The table below sets forth the stock options of the Company’s named executive officers that will be accelerated:

Named Executive Officer	Grant Date	Exercise Price	Number of Securities Underlying Options	Original Vesting Date

Peter Harrington	February 22, 2012	$4.83	46,666	February 22, 2015

Juan J. Román	June 30, 2011	$1.30	26,000	June 30, 2015

Miguel Vizcarrondo	September 30, 2010	$1.30	23,371	September 30, 2015

Miguel Vizcarrondo	September 30, 2011	$4.83	1,666	September 30, 2015

Carlos J. Ramírez	September 30, 2010	$1.30	31,164	September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: September 12, 2014	By:	/s/ Juan J. Román
	Name:	Juan J. Román
	Title:	Chief Financial Officer